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                                                                   Exhibit 10.13

VERIO
8005 S. Chester Street, Suite 200
Englewood, Colorado 80112
303 - 645 - 1900 (phone)
303 - 708 - 2490 (fax)




                         Verio Transit Service Agreement


This Transit Services Agreement ("Agreement") is made as of 1 August, 1999 between Verio Inc. ("VERIO") and the Customer identified below. Subject to the terms and conditions of this Agreement, Customer agrees to purchase and VERIO agrees to provide the services set forth in Paragraph (6) below (collectively, the "Services").


1)  Customer name and address:
                       Company Name:          VIA Net Works, Inc.
                       Address:               12100 Sunset Hills Road, Suite 110
                                              Reston, VA 20190
                       Phone:                 (703) 464 0300
                       Fax:                   (703) 464 0608

2)  Company Contact and notice address:
                       Name:                  Roy Stubbs
                       Address:               As in 1) above.
                       Phone:                 (703) 464 3609
                       Fax:                   (703 464 0608
                       e-mail:                roys@intr.net

      A copy of any notice to Customer to be sent to (if different from above):
                       Name:                  Matt S. Nydell
                       Address:               As in 1) above
                       Phone:                 703 464 3607
                       Fax:                   703 464 0608
                       e-mail:                mattn@intr.net

3)  Billing Contact:   Name:                  Maritza Carnegie
                       Address:                As in 1) above.
                       Phone:                 (703) 464 3614
                       Fax:                   (703) 464 0608
                       e-mail:                maritza@intr.net

4)  Technical  Contact:Name:                  Schon Hubeny
                       Address:               As in 1) above.
                       Phone:                 (703) 464 3610
                       Fax:                   (703) 464 0608
                       e-mail:                shubeny@his.com

5)  VERIO Contact:     Name:                  Tony Humpage
                       Address:               Verio Inc.
                                              8005 S. Chester Street, Suite 200
                                              Englewood, Colorado 80112
                       Phone:                 (503) 471 0800
                       Fax:                   (503) 227 5945
                       e-mail:                thumpage@verio.net
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      A copy of any notice to Verio to be sent to:
                                              Verio Inc.
                                              Attn: Legal Department
                                              8005 S. Chester St., Ste 200
                                              Englewood, CO 80112

6)  Services to be delivered:

    Dedicated DS3 IP service at Verio's POP at 60 Hudson, New York. Uncapped DS3 interface with capability to burst to the full interface capacity. Proactive monitoring of the connection 24 hours per day, 365 days per year. Customer support available 24 hours per day, 365 days per year. Colocation space for one rack at Verio's POP location at 60 Hudson, New York (additional terms to be defined).

    Installation of the connection between Customer's and Verio's routers.

7)  Customer supplied equipment/facilities and provision of local loops:

    VIA will colocate one rack of equipment with Verio at 60 Hudson. (additional terms to be defined.)
    No local loops required. This is a local interconnect at 60 Hudson between Customer's router and Verio's backbone router.
    Customer will provide, at its cost, a DS3 interface on its router at 60 Hudson for the Verio IP connection.

8)  Service Date:  Will enter date as soon as one is available from Qwest.

9)  Fees and Charges:

    a)   One time fees:

         Installation and startup fee for DS3 interface:      $2,000

         Colocation installation and startup:                 $1,000

    b)   Monthly recurring fees:

         IP charges are based on measured usage of the interface.

         Verio will sample the traffic level on the interface no less frequently than once every 5 minutes. Traffic level is determined by the maximum of the input or output level on the interface. Measured usage is the traffic level under which 95% of samples fall over each calendar month.

         If Customer orders a second Verio connection at a different Verio backbone location, this price will apply to the sum of the measured usage for the two locations, with each location being separately measured as above.

         Price per megabit:

         Measured usage             Price/Mbps

         Less than 10 Mbps          $1,100
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         10 Mbps to 19.99 Mbps      $975

         20 Mbps to 45 Mbps         $900

         45 Mbps - 75 Mbps          $850

         75 Mbps - 99.99 Mbps       $800

         100 Mbps and more          $750

         Minimum monthly fee for IP services is $3,300 per month. Services will be billed monthly in arrears and will be based on the prior month's actual usage.

         Colocation monthly fee:    $625.

10) Term Commitment:  36 months from the Commencement Date (defined below).

11) Duration of offer: Prices in this Agreement are good provided Customer signs this Agreement by July 30, 1999.

12) Other Terms and Conditions

    a)   Customer Obligations: Customer shall be responsible for providing and
         --------------------
         maintaining, at Customer's cost, all equipment and space, conduit, electrical power and environmental conditions required to enable VERIO to offer the Services. Customer shall also be responsible for provisioning local loops, unless VERIO has specifically agreed to provide local loops as noted in paragraph (7) above. VERIO has no responsibility for Customer provided equipment and/or facilities. In the event that Customer's equipment and/or facilities impair Customer's use of the Services, Customer shall nevertheless be liable for payment for the Services. In addition, should Customer's use of or failure to maintain its equipment and/or facilities cause or be likely to cause in VERIO'S reasonable judgment hazard, interference or obstruction of VERIO's or its suppliers' networks or services, VERIO shall be entitled to terminate or suspend the Services.

    b)   Fees and Payment: Customer shall pay the fees and other charges
         ----------------
         ("Service charges") set forth in Paragraph (9) for each Service as provided in this Agreement. Billing for transport services shall commence on the later of the Service Date, or the date that VERIO can provide end to end connectivity ("Commencement Date"). In the event that VERIO has failed to deliver the Services within forty-five (45) days of the Service Date (other than as the result of a failure by Customer to meet its obligations under Paragraph 12(a) or Customer's failure to accept installation of the Services), Customer may, as its sole and exclusive remedy for VERIO's failure to provide the Services, terminate this Agreement. Service charges shall be invoiced monthly in advance, unless otherwise agreed, and payment shall be due on the date specified in the invoice ("Due Date"). Set-Up charges shall be invoiced upon installation of Services by VERIO. Customer shall pay a late payment charge equal to 1.5% (or the highest amount permitted by law, whichever Is lower) per month or portion thereof on the outstanding balance of any invoice remaining unpaid thirty (30) days after the Due Date. Customer's failure to pay the invoiced amount in full by the end of the thirty (30) day period shall entitle VERIO to suspend or terminate the Services. Such suspension or termination shall not relieve Customer of its obligation to pay the Service charges. Customer agrees to pay VERIO its reasonable expenses, including attorney's fees and collection agency fees, incurred in enforcing VERIO's rights under this Agreement. Customer shall pay all federal, state, and local sales, use, value added, excise, duty and any other taxes assessed with respect to the Services, except taxes based on VERIO's net income. In addition,
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         Customer may also be required to pay telco installation and recurring fees, domain name registration fees, and other equipment costs. All payments shall be in U.S. dollars.

    c)   Customer Representations and Warranties: Customer represents and
         ---------------------------------------
         warrants that: i) Customer has received all necessary permits, licenses approvals and grants necessary to carry out the businesses in which Customer is engaged; ii) Customer has complied and will comply for the term of this Agreement with all laws, regulations, orders and statues which may be applicable to Customer. A breach by Customer of this paragraph 12(c) shall entitle VERIO to immediately terminate this Agreement.

    d)   Use of Services: Customer shall use and permit the use of the Services
         ---------------
         solely for provision by Customer of data services, and not for the provision of telephony services. Customer shall ensure that the Services are not used for any unlawful purposes, or in violation of any applicable law, regulation, order or statute. Customer's use of the Services shall i) not interfere with or impair service over VERIO's or its suppliers' networks or facilities; ii) impair privacy of any communications over such networks or facilities; iii) cause damage of any nature to VERIO's or its suppliers' assets. Customer shall at all times adhere and shall ensure that its customers and authorized users shall adhere to the VERIO Acceptable Use Policy located at http://www.verio.net/isite/policy.html as amended from time to time by
         --------------------------------------
         VERIO, with amendments becoming effective upon posting of the revised policy at the URL. A breach by Customer of this paragraph 12(d) shall entitle VERIO to take immediate corrective action, including disconnection or discontinuance of any and all service, and/or termination of this Agreement.

    e)   Term and Termination: This Agreement shall commence on the date hereof
         --------------------
         and continue through the end of the Term Commitment. This Agreement shall be automatically renewed on a month to month basis at the end of the Term Commitment until terminated by either party on sixty (60) days prior written notice to the other party. This Agreement may be terminated by either party if (i) the other party is in breach or default of any term of this Agreement and fails to cure such breach or default within thirty (30) days from the date of written notice specifying such breach or default or (ii) the other party becomes insolvent, fails to pay its debts as they become due, or becomes the subject of any proceeding in bankruptcy, liquidation, dissolution, receivership, attachment, or composition or general assignment for the benefit of creditors. In the event that this agreement is terminated by VERIO as provided in Paragraphs 12(a), (c), (d), or (e) by Customer (other than for a breach of this Agreement by VERIO) prior to the end of the Term Commitment, Customer will be required to pay for each month remaining in the Term Commitment either i) for fixed rate contracts, 75% of VERIO's standard monthly charge, or ii) for burst transit contracts, 40% of the full utilization rate for the circuit. Customer will also be required to pay to VERIO any charges or costs incurred by VERIO in terminating local loop facilities (if any) provided by VERIO hereunder. VERIO reserves the right to change the rates it charges for Services at the end of the Term Commitment. VERIO will provide sixty
         (60) days notice of any such change. Any IP address space delegated by VERIO to the Customer must be returned to VERIO within three months of termination of this Agreement.

    f)   Provision of Services: VERIO exercises no control over, and accepts no
         ---------------------
         responsibility for, the content of the information passing through VERIO's host computers, network hubs and points of presence.

         THE SERVICES AND HARDWARE AND SOFTWARE ARE PROVIDED BY VERIO "AS IS". VERIO MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT IN ELATION TO THE PROVISION OF THE SERVICES OR ANY SOFTWARE OR EQUIPMENT VERIO PROVIDES,OR PERTAINING TO THE SECURITY OR DELIVERY OF CUSTOMER'S TRAFFIC, OR THAT ANY ROUTING INFORMATION OR OTHER INFORMATION PROVIDED IS ACCURATE AND COMPLETE. CUSTOMER ASSUMES

         TOTAL RESPONSIBILITY AND RISK FOR CUSTOMER'S AND ITS CUSTOMERS' AND AUTHORIZED USERS USE OF THE SERVICES. NONE OF VERIO, ITS EMPLOYEES, AFFILIATES, AGENTS, THIRD-PARTY INFORMATION PROVIDERS, MERCHANTS, LICENSORS OR THE LIKE, WARRANT THAT THE SERVICES WILL NOT BE INTERRUPTED OR WILL BE ERROR FREE. VERIO IS NOT LIABLE FOR THE CONTENT OF ANY DATA TRANSFERRED EITHER TO OR FROM CUSTOMER OR STORED BY CUSTOMER OR ANY OF ITS CUSTOMERS VIA THE SERVICE(S) PROVIDED BY VERIO.

    g) VERIO is acting only as a reseller of any hardware and software offered under this Agreement, which was manufactured or licensed by a third party ("Manufacturer"). VERIO shall not be responsible for any changes in Service(s) that cause hardware or software to become obsolete, require modification or alteration, or otherwise affect the performance of the Services. Any malfunction or manufacturer's defects of equipment either sold or provided by VERIO to Customer or purchased directly by Customer in connection with the Service(s) will not be deemed a breach of VERIO's obligations under this Agreement. Customer shall use its best efforts to protect and keep confidential all intellectual property provided by VERIO to Customer and shall make no attempt to copy, alter, reverse-engineer, or tamper with such intellectual property or to use it other than in connection with the Services and in accordance with Manufacturer's provided terms and conditions.

    h)   Contingency and Authorizations: VERIO's obligation to provide Services
         ------------------------------
         is contingent upon (i) VERIO's ability to obtain any and all licenses, waivers, consents, registrations and approvals, (provided, however, that Verio shall use commercially reasonable best efforts to obtain and maintain all such licenses, waivers, consents, registrations and approvals necessary to enable delivery of the Services hereunder) (ii) VERIO's ability to obtain any necessary telecommunications services or facilities. VERIO reserves the right to modify, suspend or terminate the provision of Services if VERIO is reasonably required to do so in order to comply with governmental requirements

    i)   Indemnification. Customer agrees to indemnify, save harmless, and
         ---------------
         defend VERIO and all employees, officers, directors and agents of VERIO (collectively "indemnified parties") from and against any and all claims, damages, losses, liabilities, suits, actions, demands, proceedings (whether legal or administrative) and expenses (including but not limited to reasonable attorneys' fees) threatened, asserted, or filed by a third party against any of the indemnified parties arising out of or relating to the use of the Services by Customer or its users, including any violation of the VERIO Acceptable Use Policy by any of them and any claims arising from the placement or transmission or content of any message on the Internet by Customer or its users.


    j)   Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR
         -----------------------
         ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR LOSS OF PROFITS, REVENUE, OR DATA (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES) TO THE OTHER PARTY OR ANY THIRD PARTY, IN CONNECTION WITH THE SERVICES OR OTHER MATTERS COVERED BY THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON AN ACTION IN CONTRACT OR TORT OR STRICT LIABILITY OR OTHER LEGAL THEORY. With the exception of any indemnity obligation or a breach of paragraph (l) below, in no event shall either party's liability for any damages, losses and causes of actions whether in contract or tort (including negligence or otherwise) exceed the actual dollar amount paid or payable by Customer for the Services which gave rise to such damages, losses and causes of actions during the 12-month period prior to the date the damage or loss occurred or the cause of action arose. Neither party shall be liable for failure or delay in performing its obligations hereunder if such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of any governmental body, war, insurrection, sabotage, embargo, fire, flood, strike or other labor disturbance, interruption of or delay in transportation, interruption or delay in telecommunications services or inability to obtain raw materials, supplies, or power used in or equipment needed for provision of the Services. In the event that the Services are subject to chronic Interruptions (meaning that there occurs Interruptions of more than four hours in the aggregate in any thirty (30) day period or three (3) or more Interruptions in any thirty
         (30) day period) during the term of this Agreement, Customer may on notice to VERIO terminate this Agreement without any further liability to VERIO, apart from the obligation to pay for Services rendered to the date of the termination. For the purposes of this paragraph (j), "Interruption" means a service outage that is not due to scheduled maintenance or to any action or inaction on the part of Customer.

    k)   Miscellaneous: The validity, interpretation, enforceability, and
         -------------
         performance of this Agreement shall be governed by and construed in accordance with the law of the State of Colorado. This Agreement may not be amended except with the written consent of the parties. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder shall not constitute a waiver of the act or condition itself. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, and permitted assigns. Customer may not assign this Agreement without the prior written consent of VERIO. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement shall remain in full force and effect. All notices required or permitted under this Agreement must be in writing and must be delivered by a method providing for proof of delivery (including express courier, and facsimile or email if receipt is acknowledged by the recipient) to the addresses set forth in Paragraphs (1) and (2) above, or such other addresses as may be notified by the parties. Any notice or request shall be deemed given on the date of delivery.

    l)   Confidentiality: Each party agrees to keep confidential and to use only
         ---------------
         for the purposes of performing obligations under this Agreement, (i) any proprietary or confidential information of the other party disclosed pursuant to this Agreement which is appropriately marked as confidential or which would reasonably be considered to be of a confidential nature ("Confidential Information") and (ii) the terms of this Agreement and all negotiations relating thereto. The obligation of confidentiality shall not apply to information which is publicly available through authorized disclosure, is known by the receiving party at the time of disclosure as evidenced by a writing in the possession of the receiving party at the time of disclosure, is rightfully obtained from a third party who has the right to disclose it, or which is required by law to be disclosed. Upon any termination of this Agreement, the receiving party shall return all Confidential Information of the disclosing party, and all copies thereof, in the possession or control of the receiving party.

    m)   Entire Agreement: This agreement supersedes all previous
         ----------------
         representations, understandings or agreements and shall prevail notwithstanding any variance with the terms and conditions of any order submitted by Customer.

Accepted by:

Customer:                                   VERIO:


Signature:     /s/ Matt Nydell              Signature:     /s/ Carla H. Donelson
               -----------------------                     ---------------------

Name & Title:  Matt S. Nydell, V.P.         Name & Title:  Carla H. Donelson
               -----------------------                     ---------------------

Date:          5 August 1999                Date:          Vice President &
               -----------------------                     ---------------------
                                                           General Counsel
Tax ID Number:
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